Exhibit 10.43
AMENDMENT NO. 4
TO LEASE
     This Amendment No. 4 to Lease is made and entered into as of September 13, 2007, by and between RNM Lakeville, LLC, a Delaware limited liability company (successor to RNM Lakeville, L.P.) (“Landlord”), and Oculus Innovative Sciences, Inc. (f/k/a MicroMed Laboratories, Inc.), a California corporation (“Tenant”).
Recitals
     A. Landlord and Tenant are parties to that certain Lease dated as of October 26, 1999, as amended by Amendment No. 1 to Lease dated as of September 15, 2000, Amendment No. 2 to Lease dated as of July 29, 2005 and Amendment No. 3 to Lease dated as of August 23, 2006 (collectively the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, certain Premises in Petaluma, California. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Lease.
     B. The term of the Lease expires on September 30, 2007.
     D. The parties wish to amend the Lease to extend the Lease Term as provided herein.
     Therefore, for consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:
     1. Term. The Termination Date of the Lease is hereby extended to September 30, 2010.
     2. Base Rent. Commencing October 1, 2007, Base Rent for the Premises per month shall be as follows:

Months	Base Rent

Oct 2007	$0 (abated)

Nov 1 2007 to Sept 30, 2008	$24,611.40

Oct 1, 2008 to Sept 30, 2009	$25,730.10

Oct 1, 2009 to Sept 30, 2010	$26,848.80
     Improvement Allowance. Landlord shall reimburse Tenant up to $20,000.00 for the cost of installing additional HVAC capacity and backup power generator equipment for the Premises, all in connection with Alterations to be performed by Tenant to improve and convert the existing warehouse portion of the Premises to laboratory uses. To qualify for such reimbursement, such funds shall be expended by Tenant no later than March 31, 2008, and Tenant must submit to Landlord, no later than April 30, 2008, receipts, evidence of payment and lien releases relating to such Alterations and as are reasonably acceptable to Landlord. All such

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HVAC and backup generator equipment shall become part of the Building upon installation and shall become the property of Landlord upon termination of the Lease without further compensation to Tenant. The foregoing shall not be deemed the approval of Landlord to such Alterations, and the design and installation of such Alterations shall be subject to the provisions of the Lease, including without limitation the provisions of Section 10.2 of the Lease.
     3. Conditions of Transfer. Notwithstanding the provisions of Section 19 of the Lease, Landlord’s consent to a Transfer will not be unreasonably withheld and may be conditioned only on Landlord’s determination that (a) the proposed business and operations of the Transferee at the Premises will be hazardous to, or will significantly interfere with the conduct of the business of other tenants in the Project as such business is currently conducted, or (b) the Transferee’s financial condition is weaker than the financial condition of Tenant as of the date this Amendment is executed.
     4. Leasing Commissions. Each party hereby warrants to the other party that it has had no dealing with any finder, broker or agent in connection with this Amendment and the extension of the Lease. Each party hereby agrees that it shall indemnify, defend and hold harmless the other party from and against any and all costs, expenses (including attorney’s fees and costs of suit), and liabilities for commissions or other compensation, charges or damages claimed by any other finder, broker or agent based upon dealings with the indemnifying party with respect to the renewal and renegotiation of the Lease.
     5. Confirmation of Lease. Tenant hereby represents and warrants to Landlord that, as of the date hereof, (a) the Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) Tenant has not subleased or assigned any of its right, title and interest in and to the Lease and has full power and authority to enter into and perform its obligations hereunder, (c) Tenant is not in default under the Lease, and to the best of Tenant’s knowledge, there are no defaults on the part of Landlord existing under the Lease; (d) to the best of Tenant’s knowledge, there exists no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (e) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and (f) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof. Except as expressly modified herein, the Lease shall remain in full force and effect.

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     In Witness Whereof, the parties executed this Amendment No. 4 as of the date first written above.

Landlord:		Tenant:

RNM Lakeville, LLC,		Oculus Innovative Sciences, Inc.,
a Delaware limited liability company		a California corporation

By:	RNM Petaluma, Inc.,
	a California corporation,	By:	/s/ Michael Wokash
its Manager
		Its:	Michael Wokash, COO

Name:	/s/ Paul B. Elmore	Date:	2007 Sep 13

Paul B. Elmore, President

Date:	19 September 2007

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